Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-190607) of Frank’s International N.V. of our report dated March 4, 2014 relating to the consolidated financial statements of Frank’s International N.V., which appears in this Annual Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
March 4, 2014